    As filed with the Securities and Exchange Commission on April  14, 1999

                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------

                                IFX CORPORATION
            (Exact name of registrant as specified in its charter)

                             --------------------

           Delaware                                               36-3399452
-------------------------------                             --------------------
(State or other jurisdiction of                              (I.R.S. Employee
 incorporation or organization)                             Identification No.)

                       200 West Adams Street, Suite 1460
                           Chicago, Illinois  60606
                                (312) 419-9530
                             --------------------

  (Address, including zip code, and telephone number, including area code, of registrant's executive offices)

                             --------------------


             IFX CORPORATION 1998 STOCK OPTION AND INCENTIVE PLAN
             ----------------------------------------------------
                           (Full title of the plan)


                              Joel M. Eidelstein
                                IFX Corporation
                       200 West Adams Street, Suite 1460
                           Chicago, Illinois  60606
                                (312) 419-9530
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                          Proposed Maximum Aggregate      Amount of
Title of Securities to be Registered            Offering Price         Registration Fee
-----------------------------------------------------------------------------------------
Common Stock, par value $.02 per share          $8,746,875(1)          $  2,432
=========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average high and low sales prices of the Company's Common Stock as reported on the Nasdaq SmallCap Market on April 8, 1999. Does not reflect an indeterminate number of shares that may be issued as a result of anti-dilution provisions contained in the Plan, which shares shall be covered by this registration statement.
================================================================================

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents that heretofore have been filed by IFX Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this registration statement:

     1. Annual Report of Form 10-K for the fiscal year ended June 30, 1998, filed September 17, 1998;

     2. Quarterly Report on Form 10-Q for the quarter ended October 31, 1998, filed November 16, 1998;

     3.  Current Report on Form 8-K, filed November 25, 1998; and

     4. Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed February 11, 1999.

     All documents filed by the registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this registration statement and before the registrant files a post-effective amendment indicating that all shares of Common Stock being offered hereby have been sold or that deregisters all shares of Common Stock then remaining unsold shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated herein by reference modifies or supersedes such earlier incorporated statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Pursuant to the Company's Certificate of Incorporation, as amended (the "Certificate"), the Company is authorized to issue an aggregate of 150,000,000 shares of Common Stock, par value $.02 per share. As of December 31, 1998, there were 6,655,539 shares of Common Stock outstanding. As of April 6, 1999, there were 894 holders of record of Common Stock. The Common Stock is listed on the Nasdaq SmallCap Market under the symbol "FUTR."

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor, if and when declared by the Board of Directors and in such amounts as the Board of Directors may from time to time determine. The shares of Common

Stock are neither redeemable nor convertible and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, pro rata, the assets of the Company that are legally available for distribution, after payment of all debts and other liabilities of the Company. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting in the election of directors.

DELAWARE STATUTORY BUSINESS COMBINATION PROVISION

     Section 203 of the Delaware General Corporation Law (the "DGCL") is applicable to corporate takeovers in Delaware. Subject to certain exceptions set forth therein, Section 203 of the DGCL provides that a corporation shall not engage in any business combination with any "interested shareholder" for a three-year period following the date that such shareholder becomes an interested shareholder unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (b) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain specified shares) or (c) on or after such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder. Except as specified therein, an "interested shareholder" is defined to include any person that is
(i) the owner of 15% or more of the outstanding voting stock of the corporation,
(ii) an affiliate or associate of that corporation who or which and owned 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, and (iii) an affiliate or associate of the persons described in the foregoing clauses (i) or (ii).

     In its Certificate, the Company has elected not to be governed by the restrictions imposed by Section 203 of the DGCL. Accordingly, in the event the Company becomes the subject of a takeover or third party acquisition attempt, it may not be able to avail itself of the benefits afforded by Section 203 of the DGCL.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is Harris Trust and Savings Bank.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Delaware General Corporation Law (the "DGCL"), a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's service as a director of officer of the corporation, or such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.

     As permitted by the DGCL, the by-laws of the Company authorize the Company to indemnify any officer, director and employee of the Company against amounts paid or expenses incurred in connection with any action, suit or proceeding (other than any such action by or in the right of the corporation) to which such person is or is threatened to be made a party as a result of such position if the Board of Directors or shareholders of or independent legal counsel to, the Company, in a written opinion, determine that indemnification is proper. The by-laws also limit the personal liability of directors for breach of fiduciary duty, other than for breach of duty of loyalty, intentional misconduct or violation of law, acts under Section 174 of the DGCL or with respect to any transaction in which the director derives an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
  No.     Description
-------   -----------

4.1       IFX Corporation 1998 Stock Option and Incentive Plan
5.1       Opinion of Neal, Gerber & Eisenberg
23.1 Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1 to this Registration Statement)
23.2      Consent of Arthur Andersen LLP
24.1 Powers of Attorney (included in the signature page of this registration statement)

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement ;

provided, however, that paragraphs 1(i) and 1(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

     2. that, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     4. that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933
     --------------
as amended, the registrant, IFX Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 13, 1999.

                                IFX CORPORATION



                    By:          /s/ Joel M. Eidelstein
                         ------------------------------
                         Joel M. Eidelstein,
                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel M. Eidelstein and Colleen M. Downes, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED ON APRIL 13, 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

SIGNATURE                      TITLE
---------                      -----



   /s/ Joel M. Eidelstein      President and Director
-------------------------
Joel M. Eidelstein             (Principal Executive Officer)



   /s/ Colleen M. Downes       Chief Financial Officer, Secretary and Director
------------------------
Colleen M. Downes              (Principal Financial and Accounting Officer)



   /s/ George A. Myers         Director
----------------------
George A. Myers



   /s/ Zalman Lekach           Director
--------------------
Zalman Lekach



   /s/ Joseph Matalon          Director
---------------------
Joseph Matalon